PARTICIPATION AGREEMENT

                                      Among

                   TRANSAMERICA VARIABLE INSURANCE FUND, INC.

                    TRANSAMERICA SECURITIES SALES CORPORATION

                                       and

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY


         THIS AGREEMENT, made and entered into as of this ____ day of _________, 1997 by and among TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (hereinafter "Transamerica"), a California life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNT C (the "Account"); TRANSAMERICA VARIABLE INSURANCE FUND, INC., a corporation organized under the laws of Maryland (hereinafter the "Fund"); and TRANSAMERICA SECURITIES SALES CORPORATION, (hereinafter the "Underwriter"), a Maryland corporation.
         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"), as well as qualified pension and retirement plans; and
         WHEREAS, the beneficial interests in the Fund are divided into several series of shares, each designated a "Portfolio" and representing interests in a particular managed portfolio of securities and other assets; and
         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and
         WHEREAS, the Underwriter is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
         WHEREAS, Transamerica has registered certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and
         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Transamerica to set aside and invest assets attributable to the Contracts; and
         WHEREAS, Transamerica has registered the Account as a unit investment trust under the 1940 Act; and WHEREAS, to the extent permitted by applicable insurance laws and regulations, Transamerica intends to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;
         NOW, THEREFORE, in consideration of their mutual promises, Transamerica, the Fund and the Underwriter agree as follows:


ARTICLE I.        Sale of Fund Shares
         1.1. The Underwriter agrees to sell to Transamerica those shares of the Designated Portfolios which Transamerica orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this
Section 1.1, Transamerica shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value.
         1.2. The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by Transamerica on those days on which the Fund calculates its net asset values, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
         1.3 The Fund and the Underwriter agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts and qualified pension and retirement plans. No shares of any Designated Portfolio will be sold to the general public.
         1.4. The Fund and the Underwriter will not sell shares of the Designated Portfolios to any other insurance company, separate account or qualified pension and retirement plan unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and Article VII of this Agreement is in effect to govern such sales.
         1.5. The Fund agrees to redeem for cash, on Transamerica's request, any full or fractional shares of the Fund held by Transamerica, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act. For purposes of this Section 1.5, Transamerica shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.
         1.6. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and qualified pension and retirement plans (subject to Section 1.4 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.
         1.7. Transamerica shall pay for Fund shares by the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of Transamerica and shall become the responsibility of the Fund.
         1.8. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by the next Business Day after a redemption order is received, subject to Section 1.5 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.
         1.9. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Transamerica or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.
         1.10. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to Transamerica of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. Transamerica hereby elects to receive all such income dividends and capital gain distributions in additional shares of that Portfolio. Transamerica reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify Transamerica by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.
         1.11. The Fund shall make the net asset value per share for each Designated Portfolio available to Transamerica on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available. If the Fund provides incorrect per share net asset value information, Transamerica shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported immediately upon discovery to Transamerica. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.
         In the event adjustments are required to correct any error in the computation of a Designated Portfolio's net asset value per share, or dividend or capital gain distribution, the Underwriter (or the Underwriter or the Fund) shall notify Transamerica as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. If an adjustment is necessary to correct an error which caused Contract owners to receive less than the amount to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned by the Account and distribute to the Account the amount of the underpayment. In no event shall Transamerica be liable to the Fund or the Underwriter for any such adjustments or overpayment amounts.


ARTICLE II.  Representations and Warranties
         2.1. Transamerica represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Transamerica further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under Section 10506 of the California Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
         2.2. The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of California and all applicable federal and state securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.
         2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act or impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund represents and warrant that the investment advisory or management fees paid to the adviser by the Fund are legitimate and not excessive. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.
         2.4. The Fund represents and warrants that the investment policies and fees and expenses of the Designated Portfolios are and shall at all times remain in compliance with the insurance and other applicable laws of the State of California and any other applicable state to the extent required to perform this Agreement. The Fund further represents and warrants that Designated Portfolio shares will be sold in compliance with the insurance laws of the State of California and all applicable state securities laws or exemptions therefrom. Without limiting the generality of the foregoing, the Fund represents and warrants that it is and shall at all times remain in compliance with the policies and restrictions enumerated in Schedule C hereto, as amended by Transamerica from time to time, provided that such amendments shall either be
(a) agreed to by the Fund and Transamerica, or (b) necessary to comply with applicable laws of the State of California.
         2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
         2.6. The Fund represents and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by
Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
         2.7. The Fund will provide Transamerica with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolios (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolios and any proxy solicitation affecting the Designated Portfolios) and consult with Transamerica in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Contracts. The Fund agrees to share equitably in expenses incurred by Transamerica as a result of actions taken by the Fund, as set forth in the allocation of expenses contained in Schedule D.
         2.8.  Transamerica  represents,  assuming  that the Fund  complies with
Article VI of this Agreement, that the Contracts are currently treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, and that it will make every effort to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
         2.9. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Transamerica immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.


ARTICLE III.  Prospectuses and Proxy Statements; Voting
         3.1(a).  At least  annually,  the Fund,  at its expense,  shall provide
Transamerica  or  its  designee  with  as  many  copies  of the  Fund's  current prospectuses for the Designated Portfolios as Transamerica may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract). If requested by Transamerica in lieu thereof, the Fund shall provide such documentation (including a final "camera ready" copy of the new prospectuses for the Designated Portfolios as set in type at the Fund's expense or, at the request of Transamerica, as a diskette or such other form as is required by the financial printer) and other assistance as is reasonably necessary in order for Transamerica once each year (or more frequently if the prospectus for the Designated Portfolio is amended) to have the prospectus for the Contract and the Fund's prospectus for the Designated Portfolios printed together in one document (the cost of such printing to be born by the Fund and Transamerica in proportion to the size of the prospectuses for the Fund and the Contracts).
         3.1(b). The Fund agrees that the prospectuses for the Designated Portfolios will describe only the Designated Portfolios and will not name or describe any other portfolios or series that may be in the Fund, and that the Fund will bear the cost of preparing and producing the prospectuses for the Designated Portfolios that are so custom tailored for use in connection with the Contracts.
         3.2. If applicable state or Federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all purchasers of the Contract, then the Fund shall provide Transamerica with the Fund's SAI or documentation thereof for the Designated Portfolios in such quantities and/or with expenses to be borne in accordance with paragraph 3.1(a) hereof.
         3.3. The Fund, at its expense, shall provide Transamerica with as many copies of the SAI for the Designated Portfolios as may reasonably be requested. The Fund, at its expense, shall also provide such SAI free of charge to any owner of a Contract or prospective owner who requests such SAI.
         3.4. The Fund, at its expense, shall provide Transamerica with copies of its prospectus, SAI, proxy material, reports to shareholders and other communications to shareholders for the Designated Portfolios in such quantity as Transamerica shall reasonably require for distributing to Contract owners. If the Contract and Fund prospectuses are printed together in one document, the Fund shall bear the portion of such printing expense as is attributable to the Fund's prospectus. If applicable SEC rules require that any of the foregoing Fund prospectuses, Fund SAIs, proxy materials, Fund reports to shareholders or other communications to shareholders be filed with the SEC, then the Fund or its designee shall prepare and file with the SEC such prospectus, SAI, proxy materials, reports to shareholders, or other communications to shareholders in such format as required by such applicable rules and shall notify Transamerica of such filing.
         3.5.  It  is  understood  and  agreed  that,  except  with  respect  to
information   regarding   Transamerica  provided  in  writing  by  Transamerica,
Transamerica shall not be responsible for the content of the prospectus or SAI for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund and provided in writing by the Fund, the Fund shall not be responsible for the content of the prospectus or SAI for the Contracts.
         3.6.     If and to the extent required by law Transamerica shall:
                  (i)      solicit voting instructions from Contract owners;
                  (ii) vote the Designated Portfolio shares in accordance with instructions received from
                           Contract owners: and

                  (iii) vote Designated Portfolio shares for which no instruction have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Transamerica reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

         3.7. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding shares of a Designated Portfolio calculates voting privileges in the manner required by the Shared Funding Exemptive Order. The Fund agrees to promptly notify Transamerica of any amendments or changes of interpretations of the Shared Funding Exemptive Order.
         3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV.       Sales Material and Information
         4.1. Transamerica shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature and other promotional material that Transamerica develops or uses and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers or the Underwriter for the Fund shares is named in connection with the Contracts, at least 10 (ten) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within 10 (ten) Business Days after receipt of such material.
         4.2. Transamerica shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts inconsistent with the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.
         4.3. The Fund shall furnish, or shall cause to be furnished, to Transamerica, each piece of sales literature and other promotional material in which Transamerica and/or the Account is named at least 10 (ten) Business Days prior to its use. No such material shall be used if Transamerica objects to such use within 10 (ten) Business Days after receipt of such material. Notwithstanding the fact that Transamerica or its designee may not initially object to a piece of sales literature or other promotional material, Transamerica reserves the right to object at a later date to the continued use of any such sales literature or promotional material in which Transamerica is named, and no such material shall be used thereafter if Transamerica or its designee so objects.
         4.4.   The  Fund   shall   not  give  any   information   or  make  any
representations on behalf of Transamerica or concerning Transamerica, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by Transamerica or its designee, except with the permission of Transamerica.
         4.5. The Fund will provide to Transamerica at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, all supplements thereto, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, contemporaneously with the filing of such document(s) with the SEC, NASD or other regulatory authorities.
         4.6. Transamerica will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, all supplements thereto, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.
         4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, supplements thereto, shareholder reports, and proxy materials.
         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.


ARTICLE V.  Fees and Expenses
         5.1. The Fund shall pay no fee or other compensation to Transamerica under this Agreement, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 of the 1940 Act to finance distribution and shareholder servicing expenses, then the Underwriter may make payments to Transamerica or to the distributor for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arrange for appropriate compensation for, other services relating to the Fund and/or the Account. Transamerica shall pay no fee or other compensation to the Fund under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule D, Articles III, V, and other provisions of this Agreement.
         5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, as further provided in Schedule E. The Fund shall see to it that all shares of the Designated Portfolios are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, supplements thereto, proxy materials and reports, setting the prospectus in type, printing prospectuses for distribution to Contract owners, setting in type, printing and filing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and the costs of distributing the Fund's prospectuses and proxy materials to such Contract owners and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.
         5.3. Transamerica shall bear the expenses of routine annual distribution of the Fund's prospectus to owners of Contracts issued by Transamerica and of distributing the Fund's proxy materials and reports to such Contract owners; this shall not include distribution of the Fund's prospectus with respect to new sales of a Contract. Transamerica shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectus and SAI; and the cost of preparing, printing and distributing annual individual account statement to Contract owners as required by state insurance laws.
         5.4. The Fund acknowledges that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolios ("Unaffiliated Funds"), and to transfer the Contract's cash value between funds and portfolios. The Fund and Underwriter agree to cooperate with Transamerica in facilitating the operation of the Account and the Contracts as intended, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.


ARTICLE VI.       Diversification and Qualification
         6.1. The Fund and Underwriter represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Underwriter represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury
Regulation  ss.  1.817-5,  as  amended  from  time to  time,  and  any  Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Underwriter agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts and qualified pension and retirement plans.
         6.2. No shares of any series or portfolio of the Fund will be sold to the general public.
         6.3. The Fund and Underwriter represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.
         6.4. The Fund or Underwriter will notify Transamerica immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.
         6.5. The Fund and Underwriter acknowledge that full compliance with the requirements referred to in Sections 6.1, 6.2, and 6.3 hereof is absolutely essential because any failure to meet those requirements would result in the
Contracts  not being  treated  as  annuity  contracts  for  federal  income  tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect Transamerica's corporate tax liability. The Fund and Underwriter also acknowledge that it is solely within their power and control to meet those requirements. Accordingly, without in any way limiting the effect of
Section 8.3 hereof and without in any way limiting or restricting any other remedies available to Transamerica, the Underwriter will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to Transamerica and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by Transamerica in connection with any such failure or anticipated or reasonably foreseeable failure.
         6.6. The Fund shall provide Transamerica or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at times provided for and substantially in the form attached hereto as Schedule E; provided, however, that providing such reports does not relieve the Fund or Underwriter of their responsibility for such compliance or of their liability for any non-compliance.
         6.7. The Fund and the Underwriter represent and warrant that the Fund will comply with the investment limitations under applicable state law for investment companies funding separate accounts.


ARTICLE VII.      Potential Conflicts and Compliance With
                           Shared Funding Exemptive Order

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform Transamerica if it determines that an irreconcilable material conflict exists and the implications thereof.
         7.2. Transamerica will report any potential or existing conflicts of which it is aware to the Board. Transamerica will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Transamerica to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by Transamerica with a view only to the interests of its Contract Owners.
         7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, its adviser or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, Transamerica and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. Transamerica shall not be required by this
Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
         7.4. If a material irreconcilable conflict arises because of a decision by Transamerica to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Transamerica may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and the Fund shall continue to accept and implement orders by Transamerica for the purchase (and redemption) of shares of the Fund.
         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Transamerica conflicts with the majority of other state regulators, then Transamerica will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs Transamerica in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and the Fund shall continue to accept and implement orders by Transamerica for the purchase (and redemption) of shares of the Fund.
         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.
         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII.     Indemnification
         8.1.     Indemnification By Transamerica
                  8.1(a). Transamerica agrees to indemnify and hold harmless the Fund and its officers and each member of its Board (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Transamerica) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SA for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Transamerica by or on behalf of the Underwriter or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Transamerica or persons under its control) or wrongful conduct of Transamerica or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of Transamerica; or

         (iv) arise as a result of any failure by Transamerica to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by Transamerica in this Agreement or arise out of or result from any other material breach of this Agreement by Transamerica, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1
(c) hereof.
                  8.1(b).   Transamerica   shall  not  be  liable   under   this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if caused by such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.
                  8.1(c).   Transamerica   shall  not  be  liable   under   this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Transamerica in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Transamerica of any such claim shall not relieve Transamerica from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Transamerica shall be entitled to participate, at its own expense, in the defense of such action. Transamerica also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Transamerica to such party of Transamerica's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Transamerica will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
                  8.1(d).   The   Indemnified   Parties  will  promptly   notify
Transamerica of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.
         8.2.     Indemnification by the Underwriter
                  8.2(a). The Underwriter agrees to indemnify and hold harm-less
Transamerica and each of its directors and officers and each person, if any, who controls Transamerica within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Underwriter or Fund by or on behalf of Transamerica for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)         arise   out  of  or  as  a   result   of   statements   or
                      representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Transamerica by or on behalf of the Underwriter or Fund; or

         (iv)         arise  as  a  result  of  any   failure  by  the  Fund  or
                      Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

         (v)          arise out of or  result  from any  material  breach of any representation and/or warranty made by the Fund or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Underwriter specified in Article VI hereof.
                  8.2(b).  The  Underwriter  shall  not  be  liable  under  this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Transamerica or the Account, whichever is applicable.
                  8.2(c).  The  Underwriter  shall  not  be  liable  under  this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
                  8.2(d). Transamerica agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.


ARTICLE IX.  Applicable Law
         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.
         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.        Termination
         10.1.  This Agreement shall terminate:
                  (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon one (1) year advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or (b) at the option of Transamerica by written notice to the other parties with respect to any Portfolio based upon Transamerica's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or (c) at the option of Transamerica by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Transamerica; or (d) at the option of the Fund in the event that formal administrative proceedings are instituted against Transamerica by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or like official of any state or any other regulatory body regarding Transamerica's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Transamerica to perform its obligations under this Agreement; or (e) at the option of Transamerica in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that Transamerica determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or (f) at the option of Transamerica by written notice to the Fund and the Underwriter with respect to any Portfolio if Transamerica reasonably believes that the Portfolio may fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in
                  Article VI hereof; or (g) at the option of either the Fund or the Underwriter, if (i) the Fund or Underwriter, respectively, shall determine, in their sole judgement reasonably exercised in good faith, that Transamerica has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on Transamerica's ability to perform its obligations under this Agreement, (ii) the Fund or Underwriter notifies Transamerica of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by Transamerica and any other changes in circumstances since the giving of such a notice, the determination of the Fund or Underwriter shall continue on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or (h) at the option of Transamerica, if (i) Transamerica shall determine, in its sole judgement reasonably exercised in good faith, that either the Fund or the Underwriter have suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or Underwriter's ability to perform its obligations under this Agreement, (ii) Transamerica notifies the Fund or Underwriter, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Underwriter and any other changes in circumstances since the giving of such a notice, the determination of Transamerica shall continue on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or (j) upon assignment of this Agreement, unless made with the written consent of the parties hereto; or (k) at the option of Transamerica or the Fund by written notice to the other party upon a determination by the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts investing in the Fund or (ii) the interests of the Participating Insurance Companies; or (l) at the option of Transamerica by written notice to the Fund or the Underwriter upon the sale, acquisition or change of control of the Underwriter.
         10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.
         10.3. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of Transamerica, continue to make available additional shares of the Fund for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") pursuant to the terms and conditions of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
         10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.


ARTICLE XI.  Notices
         Any notice shall be sufficiently given when sent by registered or certified mail or by overnight mail sent through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
         Transamerica Variable Insurance Fund, Inc.
         Transamerica Center
         1150 South Olive Street
         Los Angeles, CA  90015

         Attention:  General Counsel


If to Transamerica:

         Transamerica Occidental Life Insurance Company
         401 N. Tryon, Suite 700
         Charlotte, North Carolina  28202

         Attention:  President, Living Benefits Division


If to the Underwriter:

         Transamerica Securities Sales Corporation, Inc.
         Transamerica Center
         1150 South Olive Street
         Los Angeles, CA  90015

         Attention:  General Counsel


ARTICLE XII.  Miscellaneous
         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party reasonably considers to be proprietary.
         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of Transamerica are being conducted in a manner consistent with the California Variable Annuity Regulations and any other applicable law or regulations.
         12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
         12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
         12.8. The Schedules attached hereto, as modified from time to time, are incorporated herein by reference and are part of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
                      TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                      By its authorized officer


SEAL                  By:
                      Title:
                      Date:


                      TRANSAMERICA VARIABLE INSURANCE FUND, INC.:

                      By its authorized officer,

SEAL                  By:
                      Title:
                      Date:


                      TRANSAMERICA SECURITIES SALES CORPORATION:

                      By its authorized officer,

SEAL                  By:
                      Title:
                      Date: